Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (No. 333-166418, 333-166417, 33−19804, 33−19805, 33−35309, 33−50680, 33−52073, 33−54899, 33−59325, 33−61285, 333−88089, 333−88091, 333−84480, 333−84414, 333−107354 and 333−115298) on Form S-8 of Johnson Outdoors Inc. of our report dated December 9, 2010, relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Johnson Outdoors Inc. for the year ended October 1, 2010.

/s/ McGladrey & Pullen, LLP

Milwaukee, Wisconsin
December 9, 2010